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                                                                      Exhibit 11

                           THE WASHINGTON POST COMPANY

                             CALCULATION OF EARNINGS
                            PER SHARE OF COMMON STOCK
                            (In thousands of shares)

                                 Thirteen Weeks Ended     Twenty-six Weeks Ended
                                 ---------------------    ----------------------
                                 June 29,     June 30,    June 29,     June 30,
                                   2003         2002        2003         2002
                                 --------     --------    --------     --------
Number of shares of
Class A and Class B
common stock outstanding
at beginning of
Period                              9,526        9,498       9,511        9,495

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of restricted
stock awards                            1            5          16            6
                                 --------     --------    --------     --------

Shares used in the
computation of basic
earnings per common share           9,527        9,503       9,527        9,501

Adjustment to reflect
dilution from common stock
equivalents                            28           18          27           15
                                 --------     --------    --------     --------

Shares used in the
computation of diluted
earnings per common share           9,555        9,521       9,554        9,516
                                 --------     --------    --------     --------

Net income available for
common shares                    $ 60,390     $ 50,885    $132,935     $ 61,966
                                 --------     --------    --------     --------

Basic earnings per common
Share                            $   6.34     $   5.35    $  13.95     $   6.52
                                 --------     --------    --------     --------

Diluted earnings per
common share                     $   6.32     $   5.34    $  13.91     $   6.51
                                 --------     --------    --------     --------